AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 1999


                                                     REGISTRATION NO. 333-_____

 =============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  TRITEL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       64-6896417
------------------------------            ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                             111 E. CAPITOL STREET
                                   SUITE 500
                               JACKSON, MS 39201
                                 (601) 914-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                              AMENDED AND RESTATED
                      TRITEL, INC. 1999 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS
                            (Full title of the plan)
                            -----------------------

                            JAMES H. NEELD, IV, ESQ.
                                  TRITEL, INC.
                             111 E. CAPITOL STREET
                                   SUITE 500
                               JACKSON, MS 39201
                                 (601) 914-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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                                                       CALCULATION OF REGISTRATION FEE
   ---------------------------------- ---------------------- ------------------------- ------------------------ ------------------
          Title of Securities               Amount to            Proposed maximum         Proposed maximum            Amount of
            to be registered              be registered      offering price per unit     aggregate offering       registration fee
                                                                                                price
   ---------------------------------- ---------------------- ------------------------- ------------------------ ------------------
   Common Stock, par value $.01 per
   share...............                     100,000 (1)             $18.00 (2)              $1,800,000 (2)              $475  (3)
   ---------------------------------- ---------------------- ------------------------- ------------------------ ------------------

(1) Plus such additional number of shares as may be required pursuant to the 1999 Stock Option Plan for Nonemployee Directors with respect to which no additional consideration will be paid (i) in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the 1999 Stock Option Plan for Nonemployee Directors.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").
(3) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the 1999 Stock Option Plan for Nonemployee Directors that are covered by this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Tritel, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) and (b) below which have previously been filed with the Securities and Exchange Commission.

      (a) The final form of the Company's prospectus, dated December 13, 1999, forming part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-91207) and filed by the Company pursuant to Rule 424(b) of the Securities Act.

     (b) The description of the Company's Class A common stock contained in the Company's prospectus, dated November 26, 1999, forming part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-91207) and filed by the Company pursuant to Rule 424(b) of the Securities Act.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify the person serving in that capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or other court shall deem proper. The provisions regarding indemnification and advancement of expenses under Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, stockholders' or disinterested directors' vote or otherwise.

         Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholder; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or
(iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 145(e) of the DGCL, the Company's Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, incorporators, employees, agents and their legal representatives and those persons who are or have been, at the request of the Company, directors, officers, incorporators, employees, partners, trustees or agents of other corporations, partnerships, joint ventures, trusts, employee benefit plans or other enterprises. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or another enterprise at the request of the Company to the extent that the Company's board at any time specifies that such persons are entitled to indemnification. Expenses incurred by any director, officer or other person entitled to indemnification in connection with a threatened, pending or completed action, suit or proceeding shall be reimbursed or advanced by the Company in advance of the final disposition of the action, suit or proceeding, provided that, if required to do so under the DGCL, the Company receives an undertaking by or on behalf of the director, officer or other person to repay the amount if it is ultimately determined by final judicial decision from which there is no further right of appeal that the director, officer or other person is not entitled to indemnification for such expenses. The Restated Certificate of Incorporation provides that the rights are not exclusive.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

4(a)*    Restated Certificate of Incorporation of the Company.

4(b)*    By-Laws of the Company.

4(c) Amended and Restated Tritel, Inc. 1999 Stock Option Plan for Nonemployee Directors.

4(d)** Form of Certificate of Amendment to Restated Certificate of Incorporation of the Company.

4(e)**   Form of Amended and Restated Bylaws of the Company.

5        Opinion of Brown & Wood LLP.

23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5).

23(b)    Consent of KPMG Peat Marwick LLP.

24       Power of Attorney (included on page 6).

* Previously filed as an exhibit to Tritel PCS, Inc.'s Registration Statement on Form S-4, as amended (File No. 333-82509), and incorporated herein by reference.

**       Previously filed as an exhibit to Tritel, Inc.'s Registration
Statement on Form S-1, as amended (File No. 333-91207), and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Tritel, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on December 13, 1999.

                                         TRITEL, INC.

                                         By: /s/ E.B. Martin, Jr.
                                            ---------------------
                                                 E.B. Martin, Jr.
                                         Executive Vice President, Treasurer,
                                         Chief Financial Officer and Director

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Tritel, Inc. hereby severally constitute William M. Mounger, William S. Arnett and E.B. Martin, Jr. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Tritel, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                                 TITLE                                          DATE
           ---------                                                 -----                                          ----

/s/ William M. Mounger, II           Chairman of the Board of Directors and Chief Executive Officer           December 13, 1999
--------------------------
William M. Mounger, II               (Principal Executive Officer)
/s/ William S. Arnett                President and Director                                                   December 13, 1999
---------------------
William S. Arnett
/s/ E.B. Martin, Jr.                 Executive Vice President, Treasurer, Chief Financial Officer and         December 13, 1999
--------------------
E.B. Martin, Jr.                     Director
/s/ Karlen Turbeville                Senior Vice President - Finance (Principal Accounting Officer)           December 13, 1999
---------------------
Karlen Turbeville
/s/ Scott I. Anderson                Director                                                                 December 13, 1999
---------------------
Scott I. Anderson
/s/ Alex P. Coleman                  Director                                                                 December 13, 1999
-------------------
Alex P. Coleman
/s/ Gary S. Fuqua                    Director                                                                 December 13, 1999
-----------------
Gary S. Fuqua
/s/ Ann K. Hall                      Director                                                                 December 13, 1999
---------------
Ann K. Hall
/s/ Andrew Hubregsen                 Director                                                                 December 13, 1999
--------------------
Andrew Hubregsen
/s/ David A. Jones, Jr.              Director                                                                 December 13, 1999
-----------------------
David A. Jones, Jr.
/s/ H. Lee Maschmann                 Director                                                                 December 13, 1999
--------------------
H. Lee Maschmann
/s/ Elizabeth L. Nichols             Director                                                                 December 13, 1999
------------------------
Elizabeth L. Nichols
/s/ Kevin J. Shepherd                Director                                                                 December 13, 1999
---------------------
Kevin J. Shepherd


                                                   EXHIBIT INDEX

Exhibit No.                         Description                                                  Page
-----------                         -----------                                                  ----
4(a)*                      Restated Certificate of Incorporation
                           of the Company.

4(b)*                      By-Laws of the Company.

4(c)                       Amended and Restated Tritel, Inc. 1999 Stock
                           Option Plan for Nonemployee Directors.                                  8

4(d)**                     Form of Certificate of Amendment to Restated
                           Certificate of Incorporation of the Company.

4(e)**                     Form of Amended and Restated Bylaws of the Company.

5                          Opinion of Brown & Wood LLP.                                           13

23(a) Consent of Brown & Wood LLP (included as part of Exhibit 5).

23(b)                      Consent of KPMG Peat Marwick LLP.                                      14

24                         Power of Attorney (included on page 6).

*        Previously filed as an exhibit to Tritel PCS, Inc.'s Registration Statement on Form S-4, as amended (File No.
333-82509), and incorporated herein by reference.

**       Previously filed as an exhibit to Tritel, Inc.'s Registration Statement on Form S-1, as amended (File No. 333-91207), and incorporated herein by reference.
